SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            Trigon Healthcare, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


         Virginia                          54-1773225
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

2015 Staples Mill Road
Richmond, Virginia                         23220
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(Address of principal executive offices)   (zip code)


If this Form relates to the registration   If this Form relates to the
of class of debt securities and is         registration of a class of debt
effective filing pursuant to General       securities and is to become
Instruction A.(c)(1)please check the       effective simultaneously with the
following box.    /  /                     effectiveness of a concurrent
                                           registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box.   /  /


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class                        Name of Each Exchange on Which
to be so Registered                        Each Class is to be Registered
------------------------                   -----------------------------------

Class A Common Stock                       New York Stock Exchange
(par value $0.01 per share)



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None

Item 1.    Description of Registrant's Securities to be Registered.

         Information concerning the Class A Common Stock, par value $0.01 per share, of Trigon Healthcare, Inc. (the "Company") to be registered hereunder is incorporated by reference to the section entitled "Description of Capital Stock" in the prospectus forming a part of Amendment No. 1 to the Registration Statement on Form S-1, (Registration No. 333-09773), filed by the Company under the Securities Act of 1933, as amended.


Item 2.    Exhibits.*

         1.  Copy of Amendment No. 1 to the Registration Statement on Form S-1.

         2.  None.

         3.  None.

         4. Form of Amended and Restated Articles of Incorporation and Form of Bylaws.

         5.  Specimen certificate of the Class A Common Stock.

         6.  None.


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* Pursuant to the Instructions as to Exhibits to Form 8-A, these Exhibits will be filed with the New York Stock Exchange but not with the Securities and Exchange Commission.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        TRIGON HEALTHCARE, INC.




Date: November 26, 1996                 By:  /s/ THOMAS G. SNEAD, JR.
                                        -------------------------------------
                                        Thomas G. Snead, Jr.
                                        Treasurer and Chief Financial Officer